UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 6, 2006 (February 3, 2006)
WINDROSE MEDICAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (317) 860-8180
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Windrose Medical Properties Trust (“Windrose”) and Windrose Medical Properties, L.P. (the “Partnership”), Windrose’s operating partnership, entered into a change in control severance agreement on February 3, 2006 with Daniel R. Loftus, Windrose’s Executive Vice President, Secretary and General Counsel. The agreement provides Mr. Loftus severance benefits if his employment ends under certain circumstances. A copy of the change in control severance agreement between Windrose, the Partnership and Mr. Loftus is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The description of the change in control severance agreement in this Item 1.01 is qualified in its entirety by the terms of the actual agreement filed as an exhibit to this Current Report on Form 8-K.
     The agreement has an initial term beginning on February 3, 2006 and ending on August 1, 2008. The initial and subsequent terms will be extended for an additional year beginning on August 1, 2008 , or the renewal date, and on each renewal date thereafter, unless Windrose or the Partnership gives prior notice that the term will not be extended.
     Mr. Loftus will be entitled to receive benefits under the agreement if there is a change in control of Windrose during the term of the agreement and, within two years after the change in control, Mr. Loftus’s employment is terminated without cause or he resigns with good reason. In addition, Mr. Loftus will be entitled to benefits under the agreement if his employment is terminated without cause while Windrose is negotiating a transaction that could result in a change in control or if he is terminated without cause and a change in control occurs within nine months of his termination. In either event, Mr. Loftus is entitled to receive any accrued but unpaid salary and bonuses that have been earned and a severance benefit. The severance benefit is equal to two times Mr. Loftus’s “current cash compensation,” which is defined in the agreement as the sum of Mr. Loftus’s annual base salary and the average of his annual bonuses paid to him during the two prior years. Extraordinary bonuses will not be considered in determining Mr. Loftus’s current cash compensation. In addition, Mr. Loftus will be eligible to receive any benefits or payments that he is entitled to under the terms of any employee benefit plan or other arrangement or agreement. All such benefits will become vested as a result of Mr. Loftus’s termination in accordance with the agreement. The agreement also provides that we will indemnify Mr. Loftus from any excise tax liability that they may incur under Code section 4999 in the event of a change in control.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Change In Control Severance Agreement dated February 3, 2006 between Windrose Medical Properties Trust, Windrose Medical Properties, L.P. and Daniel R. Loftus.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST (Registrant)
Date: February 6, 2006	By:	/s/ Frederick L. Farrar
Frederick L. Farrar
Chief Operating Officer, President and Treasurer

WINDROSE MEDICAL PROPERTIES TRUST
INDEX TO EXHIBITS

No.	Description
10.1	Change In Control Severance Agreement dated February 3, 2006 between Windrose Medical Properties Trust, Windrose Medical Properties, L.P. and Daniel R. Loftus.